As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TENAX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2593535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517

(Address of Principal Executive Offices) (Zip Code)

Inducement Stock Option Awards

Inducement Restricted Stock Unit Award

(Full title of the plan)

Christopher T. Giordano

President and Chief Executive Officer

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(919) 855-2100

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Donald Reynolds

S. Halle Vakani

Lorna A. Knick

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:

This Registration Statement on Form S-8 covers up to an aggregate of 1,367,500 shares of common stock of Tenax Therapeutics, Inc.’s (the “Registrant”) granted as inducement grants to certain of the Registrant’s new employees (the “Inducement Grants”) and issuable upon (i) the vesting and exercise of 1,357,500 stock options and (ii) the vesting of 10,000 restricted stock units. The Inducement Grants were approved by the Registrant’s Compensation Committee of the Board of Directors and were granted as an inducement material to these individuals entering into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4). The Inducement Grants were made outside of the Registrant’s 2022 Stock Incentive Plan, as amended (the “Plan”), and any other equity plan established by the Registrant, however, the Inducement Grants will be administered and interpreted as if issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, these documents are not required to be filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 10, 2026, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) The Registrant’s Quarterly Report on  Form 10-Q for the quarter ended March 31, 2026, filed with the SEC pursuant to Section 13 of the Exchange Act on May 12, 2026;

(c) The Registrant’s Current Report on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed pursuant to Section  13(a) of the Exchange Act on January 9, 2026, and April 22, 2026;

(d) The Registrant’s definitive proxy statement on  Schedule 14A for the annual meeting of stockholders held on June 2, 2026, filed with the SEC pursuant to Section 14 of the Exchange Act on April  22, 2026; and

(e) The description of the Registrant’s common stock contained in Exhibit 4.16 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 10, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents or portions thereof filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be considered incorporated by reference herein and to be a part hereof from the date the documents are filed. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 or Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated or considered incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is considered incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant’s Certificate of Incorporation and Bylaws provide that its directors and officers will be indemnified by the Registrant to the fullest extent authorized by the Delaware General Corporation Law. In addition, the Registrant’s Certificate of Incorporation provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that its directors and officers will not be liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors or officers, respectively, unless they (i) violated their duty of loyalty to the Registrant or its stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. The Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers.

In addition, the Registrant has also entered into an indemnification agreement with certain of its directors and officers. The indemnification agreements require the Registrant to indemnify and hold harmless and advance expenses to each indemnitee in respect of acts or omissions occurring prior to the time the indemnitee ceases to be an officer and/or director of the Registrant to the fullest extent permitted by applicable law. The rights provided in the indemnification agreements are in addition to the rights provided in the Registrant’s Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following table sets forth the exhibits either filed herewith or incorporated herein by reference:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, effective June 16, 2025 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 17, 2025).

4.2	Fourth Amended and Restated Bylaws of Tenax Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2023).

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1*	Consent of Independent Registered Public Accounting Firm Cherry Bekaert LLP.

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Form of Inducement Stock Option Award Agreement (incorporated by reference to Exhibit 10.26 to the Company’s Form 10-K for the period ended December 31, 2024, filed with the SEC on March 25, 2025).

99.2	Form of Inducement Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 22, 2026).

99.3	Tenax Therapeutics, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K filed with the Commission on June 10, 2022.

99.4	Amendment No. 1 to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2024).

99.5	Amendment No. 2 to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 30, 2024).

107*	Filing Fee Table

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chapel Hill, State of North Carolina on May 12, 2026.

TENAX THERAPEUTICS, INC.

By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of the Registrant do hereby constitute and appoint Christopher T. Giordano, President and Chief Executive Officer, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments that said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Christopher T. Giordano Christopher T. Giordano	President, Chief Executive Officer and Director (principal executive officer)	May 12, 2026

/s/ Thomas A. McGauley Thomas A. McGauley	Principal Financial Officer and Principal Accounting Officer	May 12, 2026

/s/ Gerald Proehl Gerald Proehl	Chairman of the Board and Director	May 12, 2026

/s/ June Almenoff, MD June Almenoff, MD	Director	May 12, 2026

/s/ Michael Davidson, MD Michael Davidson, MD	Director	May 12, 2026

/s/ Declan Doogan, MD Declan Doogan, MD	Director	May 12, 2026

/s/ Robyn M. Hunter Robyn M. Hunter	Director	May 12, 2026

/s/ Stuart Rich, MD Stuart Rich, MD	Director	May 12, 2026